EXHIBIT 10.4

* * *	TEXT OMITTED AND FILED SEPARATELY CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) and 230.406
AMENDMENT NUMBER TWO
TO
COOPERATION AGREEMENT
This Amendment Number Two dated as of the date of the last signature hereto (this “Amendment No. 2”) by and among ORBCOMM Inc. (“ORBCOMM”), Stellar Satellite Communications Ltd. (“Stellar”) and the Delphi Electronics & Safety Division of Delphi Incorporated (“Delphi”) amends the Cooperation Agreement (“Agreement”) dated as of May 18, 2004 by and among the Parties hereto.
WHEREAS, the Parties hereto wish to amend Section 7.1 of the Agreement and Section 3.1 of Attachment 1 of the Agreement; and
WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.
NOW, THEREFORE, the Agreement is hereby amended as follows:
Section 7.1 of the Agreement is amended in its entirety effective as of January 1, 2008 to read as follows:
“7.1 Term of the Agreement
The term of this Agreement is until December 31, 2010. This Agreement may be extended upon the mutual written agreement of the Parties.”
Section 3.1 of Attachment 1 of the Agreement is amended in its entirety to read as follows:
“3.1 Royalties
If a Party (the “Licensee”) sells a Licensed Product under the terms of Paragraphs 4.2 and 4.3 of the Cooperation Agreement other than such sales from Delphi to Stellar or sales by Stellar of Licensed Product procured from Delphi then Licensee shall pay the other Party (the “Licensor”) a royalty equal to the following:

a.	In the case where the Licensed Product is sold other than as an Up-Integrated Product as described below, [* * *] percent ([* * *]%) of the invoice price of the Licensed Product multiplied by the number of units of Licensed Products sold during the reporting period specified in Paragraph 4.1 hereof; or

b.	In the case where the Licensed Product is up-integrated into a separate product (“Up-Integrated Product”) having additional functionalities to that of a stand-alone Licensed Product, [* * *] percent ([* * *]%) of the then-current invoice price of the DS101 price multiplied by the number of units of Up-Integrated Products sold during the reporting period specified in Paragraph 4.1 hereof.
A sale shall have occurred when a Licensed Product or Up-Integrated Product is invoiced by Licensee, or if not invoiced, when delivered by Licensee to a third party. Unit sales of Licensed Products or Up-Integrated Products shall be determined by the net number of unit sales of Licensed Products or Up-Integrated Products by Licensee in a reporting period, less reasonable numbers of samples provided gratis to the Licensee’s customers and less warranty returns in that same reporting period. The Parties acknowledge and agree that no royalty would be due by Licensee if such Licensed Products or Up-Integrated Products have been purchased or procured by Stellar from Delphi.
IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 of the Agreement to be executed and delivered as of the date of the last signature hereto.

ORBCOMM INC.	DELPHI INCORPORATED
DELPHI ELECTRONICS & SAFETY
DIVISION

By: /s/ Marc Eisenberg	By: /s/ Kenneth L. Erickson

Printed Name: Marc Eisenberg	Printed Name: Kenneth L. Erickson

Title: Chief Executive Officer	Title: Business Line Executive, Integrated Media Systems

Date 11/3/2008	Date 10/22/08

STELLAR SATELLITE COMMUNICATIONS LTD.
By: /s/ Zvi Huber
Printed Name: Zvi Huber
Title: General Manager
Date 10/3/08

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